                        DISTRIBUTOR/MARKETING AGREEMENT

       This agreement (this "Agreement") is entered into as of April 29, 1999 (the "Effective Date") by and between Qwest Communications Corporation ("Qwest"), with offices at 555 17th Street, Denver, Colorado 80202, and TechWave Inc. ("TechWave"), with principal offices at 411 First Avenue South, Suite 200, Seattle, WA 98104.


                                WITNESSETH:


WHEREAS, Qwest and TechWave desire to enter into an agreement pursuant to which: (a) TechWave will act as a distributor of certain business and consumer services of Qwest; (b) TechWave will market certain services over the Internet; through inbound calls and during TechWave sales calls (c) TechWave will purchase its telecommunications services from Qwest; and (d) TechWave will issue a warrant to Qwest for the purchase of certain shares of common stock of TechWave.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations herein contained and subject to the terms and conditions herein set forth, and intending to be legally bound hereby, Qwest and TechWave hereby agree as follows:

1)    TERM.

The terms and conditions of this Agreement shall be effective between the Effective Date and the Expiration Date (as hereinafter defined), inclusive (such period sometimes hereinafter the "Initial Term"), unless sooner terminated as provided herein. The term "Expiration Date" shall mean that date which is three (3) years after the Effective Date. Unless either party shall give written notice to the other party at least ninety (90) days prior to the Expiration Date, this Agreement shall automatically renew for a one
(1) year period ("First Renewal Term"). Unless either party shall give written notice to the other party at least ninety (90) days prior to the expiration of the First Renewal Term, this Agreement shall automatically renew for an additional one (1) year period ("Second Renewal Term").

2)    THIRD PARTY SALES ARRANGEMENTS.

      a) Qwest and TechWave each agree to all of the terms and conditions set forth in Exhibits 2(a), 2(b) and 2(c) and all of the terms, conditions, agreements, representations, warranties and covenants set forth therein are hereby incorporated herein as fully as if rewritten in the body of this Agreement. Residential Services, Business Distributor Services and Business Affinity Services shall be collectively referred to as "Services".

      b) Qwest shall provide initial training and support to certain TechWave employees and agents, who shall thereafter be responsible for training TechWave's employees and agents. All such training and support, other than the salaries of Qwest employees so involved, shall be at TechWave's expense, subject to TechWave having given its prior approval.

      c) If TechWave, at any time during the term of this Agreement, desires to use any marketing materials, whether in print or any other media or form, including, without limitation, electronic, internet, "world wide web" sites, visual, audio or any combination thereof, and whether or not there is any reference to Qwest, relating to the Services then TechWave may submit proposed marketing materials to Qwest for Qwest's written approval. If Qwest does not provide its written approval within fifteen (15) business days of receipt, then such marketing materials shall be deemed to have been rejected and TechWave agrees not to use any such marketing materials. If Qwest does not provide its written


* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO PORTIONS OF THIS EXHIBIT.

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          approval within such fifteen (15) days, Qwest shall use reasonable efforts to advise TechWave as to the reasons for not approving the marketing materials.

      d) TechWave shall not engage in solicitation of Services by outbound telemarketing, sweepstakes, contests, or drawings without the prior written consent of an officer of Qwest. In the event TechWave makes a request for any such consent by Qwest, then Qwest agrees to review and respond to TechWave within ten (10) business days of receipt of such request and if such request is denied to provide Qwest's reason or reasons for such denial. Notwithstanding the immediately preceding sentence, any failure of Qwest to respond, or to provide a reason for denial, shall not be deemed to constitute consent.

      e) TechWave shall not make any representation of rates, terms or conditions of the Services that conflict with the applicable tariffs or information provided by Qwest. TechWave shall not engage in any activity that would cause Qwest to incur any obligation or liability to employees, contractors or other parties utilized by TechWave in selling the Residential Services. TechWave is responsible for all expenses and obligations incurred by it as a result of its efforts to solicit persons to become a new Customer (as hereinafter defined) of Qwest. The term "Customer" shall mean any person to which Qwest provides services.

      f) If a person that is not a Customer is solicited by TechWave and also by either another independent authorized sales representative or by an employee of Qwest, Qwest may reasonably determine to which representative or employees to credit such order, and TechWave agrees to abide by and be bound by Qwest's decisions in this regard. Qwest agrees to use commercially reasonable best efforts to make such determination on the basis of which representative or employee first submitted to Qwest a complete order, executed by the person solicited, for Service. Qwest shall have no liability to TechWave for commissions that might have been earned hereunder but for the inability or failure of Qwest to provide Qwest Services to any person solicited by TechWave or in the event of interruption, discontinuation or modification of the Qwest Services.

      g) TechWave shall not provide customer service to Customers that TechWave obtains for Qwest, including billing, collections or repair service, without Qwest's prior written consent. Every Customer attracted by TechWave shall be a customer of Qwest and the termination or expiration of this Agreement shall have no effect on Qwest's relationship with any such Customer.

      h) Qwest shall have the sole right to verify, accept or reject all orders, to set the prices for the Services, and the terms and conditions of the Services or other adjustments thereto without liability to TechWave.

      i) The availability of the Services to any person solicited by TechWave will be at the discretion of Qwest based on business reasons including, but not limited to, creditworthiness and geographic location.

      j) TechWave shall provide prominent placement of Qwest's name on each of the following home pages: "www.shopnow.com", "www.myshopnow.com" and "www.buysoftware.com" (collectively sometimes hereinafter the "Main Pages") TechWave shall also provide prominent placement of Qwest's name and logo on those other pages, screens or links over which TechWave, or any Affiliate (as hereinafter defined) of TechWave, exercises Content Control (as hereinafter defined) (such other pages and the Main Pages collectively sometimes hereinafter the "Relevant Homepages"). [ * ]through any phrase, graphic or image, or through any combination thereof, provided however that such restriction shall not preclude TechWave from making any such display on a Relevant Homepage that is not a Main Page with respect to [ * ] prepaid cards. TechWave shall not permit any Main Page to display any reference to [ * ] (collectively the "Named Entities") or to any successor in interest to any such entity, other than Permitted References (as hereinafter defined). TechWave represents and warrants that it has the right, and covenants that during the term of this Agreement it

                        * CONFIDENTIAL TREATMENT REQUESTED.

                                          2
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          will maintain the right, with respect to the Relevant Homepages, to provide for the placement of Qwest's name and logo, and to restrict such other usage, as contemplated by this Agreement. The term "Permitted References" shall mean a reference to a Named Entity that includes a reference to, and is made only in the clear context of, offering a service or product, including without limitation cellular service, that is not in any manner similar to the type of services covered by this Agreement and that does not, directly or indirectly, make reference to, suggest or have any reasonable connotation relating to any of the types of services provided hereunder. TechWave shall cause all of its indexing systems to point all references to, or including, long distance telecommunications to point to Qwest. The term "Affiliate", when used with respect to either party, shall mean any person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such party. The term "Content Control" means that a page resides in a data center owned or controlled by TechWave or a TechWave Affiliate and that TechWave owns or controls the root URL associated with such page.

      k) Qwest shall provide Co-Branding Service (as hereinafter defined) to TechWave, provided however that if during any Measuring Period (as hereinafter defined) TechWave fails to obtain at least [ * ] Residential Service Customers and at least [ * ] Business Affinity Customers,then Qwest may thereafter elect to discontinue providing such Co-Branding Service. The term "Measuring Period" shall mean any six (6) month period during the term of this Agreement that begins after that date which is ninety (90) days after the Program Launch Date. The term "Co-Branding Service" shall mean: i) the display of TechWave's name and logo on residential calling cards;
          ii) the display of TechWave's name and logo on the invoices of Qwest Residential Service Customers that are sold by TechWave and that are direct billed by Qwest; iii) the display of TechWave's name and logo on fulfillment/welcome kits for Residential Service Customers that are sold by TechWave; iv) the display of TechWave's name and logo on Business Affinity Calling Cards for Customers sold by TechWave; and v) the display of TechWave's name and logo on Business Affinity fulfillment/welcome kits for Business Affinity Customers sold by TechWave.

      l) Both parties acknowledge that the agreement between said parties was introduced to both parties through the Woodstock Group, LLC and from time to time may, but shall not be required to, utilize WGI to facilitate future activities;

3)    OTHER COMPENSATION.

      a) Qwest shall provide Marketing Development Funds based upon a Program Launch Date (as hereinafter defined) of July 1, 1999. The Marketing Development Funds shall be payable in [ * ] calendar quarter installments of [ * ] each, with the first installment due
          (45) days after the Program Launch Date, provided however that if the Program Launch Date is June 1, 1999, then Qwest shall make an initial installment payment of [ * ] within 45 days of the Program Launch Date, [ * ] quarterly installment payments of [ * ] and a final quarterly installment payment of [ * ], and further provided that if the Program Launch Date is May 1, 1999, then Qwest shall make an initial installment payment of [ * ] within 45 days of the Program Launch Date, [ * ] quarterly installment payments of [ * ] and a final quarterly installment payment of [ * ]. If this Agreement is terminated, as provided for herein, then Qwest shall have no obligation to make any such payment of Marketing Development Funds that would otherwise be due after the date of such termination. The term "Program Launch Date" shall mean the first day of the calendar month in which TechWave is first able to accept, on such date, orders for Qwest Service and shall be July 1, 1999, unless TechWave and Qwest are able to perform the requisite services on either May 1, 1999 or June 1, 1999.

                     * CONFIDENTIAL TREATMENT REQUESTED.

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      b)  In the event Business Affinity Monthly Revenue during the first twelve (12) months of this Agreement meets or exceeds [ * ] additional commission shall be paid on Business Monthly Affinity Revenue for the remainder of said twelve month period. In the event Business Affinity monthly Revenue during the second twelve months of the Agreement meets or exceeds [ * ] additional commission shall be paid on Business Affinity Monthly Revenue for the remainder of that twelve month period. In the event Business Affinity Monthly Revenue during the third twelve month period of this Agreement meets or exceeds [ * ] additional commission shall be paid on Business Affinity Monthly Revenue for that the remainder of that twelve month period.

      c) Qwest agrees to contribute to a Cooperative Advertising Fund (as hereinafter defined) and that the contribution for each calendar quarter, as provided for herein, shall be equal [ * ] of CAF Revenue (as hereinafter defined) for such calendar quarter. The first such calendar quarter shall end on September 30, 1999 and the contribution shall take place within forty-five (45) days thereafter and subsequent contributions shall be made forty-five
          (45) following the end of each applicable calendar quarter. Amounts contributed to the Cooperative Advertising Fund by Qwest shall be matched dollar for dollar by TechWave and shall be used only for joint marketing campaigns that have been agreed upon by both parties. With respect to any applicable calendar quarter (sometimes hereinafter a "Measuring Calendar Quarter"), the term "CAF Revenue shall mean, with respect to any calendar quarter ending after the Program Launch Date and before the termination of this Agreement, the aggregate amount of Commissionable Residential Revenue and Business Affinity monthly Revenue for such calendar quarter and for each other prior calendar quarter ending after the Program Launch Date, if any.

4)    MARKETING PROGRAMS.

Each party shall implement the marketing components/programs in the Marketing Plan set forth in Exhibit 4 but the parties acknowledge that the roles, responsibilities and program aspects may evolve and change during the term of this Agreement. However, there will be no adverse changes to Qwest during the term of this Agreement in exposure, number of impressions or placement as currently set forth in the Marketing Plan.

5)    WARRANT.

TechWave shall, simultaneously with the execution and delivery of this Agreement, execute a Warrant Purchase Agreement, a Registration Rights Agreement and related agreements set forth in Exhibit 5.

6)    RETAIL SERVICES.

TechWave shall purchase all of its telecommunications services and Internet access and web hosting services requirements from Qwest if the service is available from Qwest, provided however that in the event any specific service provided by Qwest does not comply in all material aspects with the minimum performance levels and other material provisions set forth in the agreement for such service, then TechWave shall thereafter not be required to purchase such specific service from Qwest.

7)    SERVICEMARKS, TRADEMARKS AND TRADENAMES.

Except as expressly permitted herein, neither party shall use any trademark, service mark, brand name, trade name or any other intellectual property of the other party or its affiliates without such party's prior written consent. Without limiting the generality of the foregoing, TechWave shall not, except as expressly permitted herein or with the prior written consent of Qwest, advertise, market or provided information about Qwest services or use Qwest's service marks, trademarks, logos or other intellectual property, whether in print, electronically, on the "Internet" or otherwise.

8)    REPRESENTATIONS, WARRANTIES AND COVENANTS.

                       * CONFIDENTIAL TREATMENT REQUESTED.

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      a)  Each party represents and warrants to the other party that it has all material licenses, permits or authorizations to perform its obligations under this agreement and covenants that it will maintain all such licenses, permits or authorizations.

      b) Each party represents and warrants to the other party that neither the execution and delivery of this Agreement nor the performance of the obligations provided herein will violate: i) the provisions of, or obligations under, any other agreement to which such party is a party to or by which it is bound; ii) the party's articles of incorporation, by-laws or similar governing documents; or iii) any license, judgment, decree, order, statute, law or other restriction on such party.

9)    SURVIVAL OF OBLIGATIONS UPON EXPIRATION OR TERMINATION.

Each obligation of a party to pay the other party any monies for amounts that accrue or become due prior to the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement. Each obligation of a party to indemnify the other party under this Agreement shall survive the expiration or termination of this Agreement, provided that the action, or inaction, giving rise to the indemnity claim arose prior to the expiration or termination of this Agreement.

10)   TERMINATION.

      a) Either party may give a written "Notice of Intent to Terminate" to the other party:

          i)  if there occurs an Event of Default; or

          ii) if the other party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations

      b) If the party to whom the Notice of Intent to Terminate was given has not cured the Event of Default within twenty (20) business days of receipt of the notice of Intent to Terminate, the party that gave the Notice of Intent to Terminate shall immediately thereafter have the right to terminate this Agreement by the giving of written notice of termination to the other party.

11)   DEFAULT.

The following shall constitute an "Event of Default" under this Agreement:

A party's failure to observe, perform or satisfy any material agreement, covenant, warranty, term or condition contained herein

12)   INDEMNIFICATION AND LIABILITY.

Each party shall protect, defend, and hold harmless from any loss, damage, claim, expense, or cost, including legal expenses and counsel fees, that the other party becomes liable for by reason of any breach by the indemnifying party of any warranty, representation or covenant hereunder. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, OR ANY DAMAGES FOR LOST DATA, BUSINESS INTERRUPTION, LOST PROFITS, LOST REVENUES OR LOST BUSINESS ARISING FROM THIS AGREEMENT, WHETHER OR NOT FORESEEABLE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13)   CONFIDENTIALITY.

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      Any confidential data or technical or business information, and any other confidential material ("Confidential Information"), furnished or disclosed by a party to the other party hereunder, will remain the property of the disclosing party and any such disclosure shall not in any way be deemed to transfer any interest in the Confidential Information to the party to whom it is disclosed. In addition, any list or lists identifying Qwest Customers as such, and related information or data, shall be considered to be Confidential Information of Qwest, and shall be used by TechWave solely in the performance of its obligations and duties hereunder and shall be returned to Qwest upon termination of this Agreement. Any list identifying TechWave customers as such, and related information or data shall be considered to be Confidential Information of TechWave, and shall be used by Qwest solely in the performance of its obligations and duties hereunder and shall be returned to TechWave upon termination of this Agreement. Nothing in this Agreement shall: (i) entitle Qwest to information relating to any person that is not and has not been a Customer of Qwest; or (ii) affect or restrict TechWave's ownership of data, lists or other information relating to persons with whom TechWave had a preexisting relationship or whose relationship with TechWave exists separate and apart from Qwest's provision of Services. During the term of this Agreement and for a period of three (3) years after termination of this Agreement, neither party shall reveal, divulge, make known, sell, exchange, lease or in any other way transfer any Confidential Information of the other party to any third party or utilize such Confidential Information, in direct or indirect competition with the other party. Each party shall use reasonable precautions to protect the other's Confidential Information and employ at least those precautions that such party employs to protect its own confidential or proprietary information. "Confidential Information" shall not include information the receiving party can document (a) is in or (through no improper action or inaction by the receiving party or any affiliate, agent or employee) enters the public domain (and is readily available without substantial effort), or
      (b) was rightfully in its possession or known by it prior to receipt from the disclosing party, or (c) was rightfully disclosed to it by another person without restriction, or (d) was independently developed by it by persons without access to such information and without use of any Confidential Information of the disclosing party. Each party, with prior written notice to the disclosing Party, may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so. Each party agrees that monetary damages for breach of obligations under this Section may not be adequate and that a party will be entitled to seek injunctive relief with respect thereto.

14)   MISCELLANEOUS PROVISIONS.

      a) AMENDMENTS. The Agreement, together with all Exhibits, represents the entire understanding of the parties as it pertains to the subject matter herein. Any and all prior offers, agreements, representations and understandings, whether oral or written, with respect to the subject matter hereof shall be superseded by this Agreement. Exclusive of any Tariff modifications initiated by Qwest, once this Agreement has been fully executed, any amendment hereto must be made in writing and signed by authorized representatives of both parties.

      b) ASSIGNMENT. This Agreement shall be binding on Qwest and TechWave and their respective successors and permitted assigns. Neither Party shall assign, sell or transfer this Agreement or any interest herein or the right to receive the Services provided hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party, provided however that neither party shall unreasonably withhold or delay such consent if the assignment, sale or transfer is to an affiliate of the party desiring to make the assignment, sale or transfer.

      c) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      d) WAIVER. Either Party's failure to insist upon or enforce strict performance of any provision of this Agreement shall not be construed as a waiver of any provision or right. Neither the waiver by either of the parties hereto of a breach or a default under any provision of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any provision of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provision, right, or privilege hereunder. Neither the course of conduct between parties nor trade practice shall act to modify any provision of this Agreement.

      e) NOTICE. All notices, demands, requests, elections or other communications which either Party may be required or desire to serve upon the other party under the terms of this Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party's address set forth below; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party as set forth below; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth below; or
          (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth below.

          In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt by the Party. In the case of service by mail, such service shall be deemed complete upon reasonable proof of receipt by the Party. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as herein provided, by any Party upon the other Party.

          To TechWave:
          TechWave Inc.
          411 First Avenue South, Suite 200
          Seattle, Washington 98104
          ATTN: Dwayne Walker, CEO
          Facsimile#: 206-223-2324

          With copies to:
          TechWave Inc.
          411 First Avenue South, Suite 200
          Seattle, Washington 98104
          Attn: Othniel Palomino, Executive Vice President
          Attn: General Counsel

          To Qwest:
          Qwest Communications Corporation
          1000 Qwest Tower
          555 Seventeenth Street
          Denver, Colorado 80202
          ATTN: John Taylor, Senior Vice President
          ATTN: Roger Attick, Senior Vice President
          ATTN: Dave Singer, Director of Consumer Distribution

          With copies to:

          Qwest Communications Corporation
          1000 Qwest Tower
          555 Seventeenth Street
          Denver, Colorado 80202
          ATTN: Legal Department          Facsimile # 303-992-1490
          ATTN: Tamara J. Wehrle, Vice President of Business Affinity
          ATTN: Gordon Stark, Vice President of Distributor Markets

      f) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Further, in the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable by virtue of its scope or period of time, but may be made enforceable by a limitation thereof, such provision shall be deemed to be amended to the minimum extent necessary to render it valid, legal and enforceable or in the alternative both parties shall negotiate in good faith to substitute for such invalid, illegal, or unenforceable provision a mutually acceptable provision that is consistent with the original intent of the parties as specifically expressed herein. The remainder of the provisions shall remain in full force and effect.

      g) RELATIONSHIP. Neither party shall have the authority to bind the other by contract or otherwise make any representations or guarantees on behalf of the other. Both parties acknowledge and agree that the relationship arising from this Agreement does not constitute an agency, joint venture, partnership, employee relationship or franchise. TechWave acknowledges and agrees that it is an independent contractor.

      h) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York law applicable to contracts executed and fully performed within the State of New York.

      i) ARBITRATION OF DISPUTES. i) All claims, disputes and other legal matters in question between the parties hereto arising out of or relating to this Agreement or the breach or interpretation thereof, shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be conducted in the City and County of Denver, State of Colorado. There shall be no discovery other than the exchange of information which is provided to the arbitrator by the parties. The arbitrator shall have authority only to award compensatory damages and shall not have authority to award punitive damages, other noncompensatory damages or any other form of relief; the parties hereby waive all rights to and claims for relief other than compensatory damages.

          ii)  At any time after a dispute arises, but not later than thirty
               (30) days after the earlier of the filing or a complaint in state or Federal court located in the City and County of Denver, State of Colorado, or the delivery of a demand notice seeking arbitration, each party may require the other to attempt in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to, or continuing with, arbitration, litigation or some other dispute resolution procedure.

          iii) Nothing in this Section shall prohibit a party from seeking injunctive relief.

      j) HEADINGS. The headings of sections and subsections used in this Agreement are for convenience only and are not part of its operative language. They shall not be used to affect the construction of any provisions hereof.

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      k)  THIRD-PARTIES.  The representations, warranties, covenants and agreements of the parties set forth in this Agreement are not intended for, nor shall they be for the benefit of or enforceable by, any person not a party hereto.

      l) ATTACHMENTS AND EXHIBITS. All Attachments and Exhibits annexed to this Agreement are expressly made a part of this Agreement as fully as though completely set forth in it. All references to this Agreement shall be deemed to refer to and include this Agreement and all such Attachments and Exhibits.

      m) AUTHORIZATION. Each Party represents that the person executing this Agreement has been duly authorized by it to execute and bind it to the terms and conditions contained herein. Each Party, with full knowledge of all terms and conditions herein, does hereby warrant and represent that the execution, delivery, and performance of this Agreement are within its corporate powers, have been duly authorized, and are not in conflict with law or the terms of any charter or bylaw or any agreement to which it is a party or by which it is bound or affected.

      n)  AUDIT.  During the term of this Agreement and for a period of one
          (1) year following the expiration or termination hereof, each party shall have the right, at its own expense and following fifteen (15) days prior written notice, to audit the books and records of the other party which directly relate to the transactions set forth herein. If, with respect to any audit period, the parties determine that the party being audited owes any amount to the auditing party in excess of the amounts previously paid or acknowledged to be due (such excess amount sometimes hereinafter an "Audit Amount Due"), then the party owing the Audit Amount Due shall immediately pay such amount to the other party and, if the Audit Amount due exceeds five percent (5%) of the amount otherwise paid and/or agreed to be due for such audit period, the party owing the Audit Amount Due shall pay the reasonable costs of such audit. Such audit rights may not be exercised more than one (1) time in any twelve (12) month period, provided however that if the Audit Amount Due for any audit period exceeds ten percent (10%) of the amount otherwise paid and/or agreed to be due for such audit period then such audit shall not be considered in limiting the frequency of audits.

          IN WITNESS WHEREOF, Qwest and TechWave have executed and delivered this Agreement, all as of the date first written above.



TECHWAVE INC.                        QWEST COMMUNICATIONS
                                     CORPORATION


By: Othniel D. Palomino              By: John Taylor
    ------------------------------       -----------------------------------
    Dwayne Walker, CEO & President       John Taylor, Senior Vice President

Date:  29 April 1999                 Date: _________________________________

                                     By: Roger Attick
                                         -----------------------------------
                                         Roger Attick, Senior Vice President

                                     Date: 4/30/99

                                                               EXHIBIT 2(a)

                        BUSINESS DISTRIBUTOR SERVICES

1. SERVICES - Qwest appoints TechWave as a non-exclusive representative within the contiguous 48 states of the United States to promote the sale of and solicit orders for the following Qwest services ("Business Distributor Services"): Q.Guaranteed, Q.Biz, Q.icommerce, WorldCard, WAL, Point-To-Point, Broadcast Fax, and Audio Teleconferencing. TechWave shall represent and describe the Services to potential customers of Qwest only as said Business Distributor Services are described in the applicable Qwest Tariffs. Tariffs relating to the Business Distributor Services may be changed by Qwest at its sole discretion.

2. COMMISSION - During the term of this Agreement and provided TechWave is not in default of any material obligations hereunder, TechWave shall receive a commission as defined below on "Collected Revenue" for new accounts solicited by TechWave on the Business Distributor Services sold by TechWave in accordance with Qwest's then existing tariffs, provided however that Qwest shall not pay a commission with respect to any account that at the time of solicitation or sale is a Business Distributor Services Customer of Qwest or of any Qwest Affiliate. "Collected Revenue" is defined as interexchange toll and line charges actually collected by Qwest relating to Business Distributor Services sold by TechWave in accordance with this Agreement (excluding taxes, installation charges, local loops, termination charges and other fixed monthly service fees).

      A. During the first twelve (12) months after the Effective Date, the commission rates shall be [ * ] for all Collected Revenue from voice, frame relay and private lines Business Distributor Services and [ * ] for all Collected Revenue from dedicated Internet access Business Distributor Services.

      B. Except for the first twelve (12) months after the Effective Date, during the term of this Agreement and thereafter until the earlier of i) twelve (12) months from the date of termination of this Agreement and ii) the date the amount of commissions otherwise payable hereunder is [ * ] or less a month, provided in all events TechWave is not in default of its obligations under Section 13 of the Agreement or Section 3, 4 or 5 of this Exhibit, the commission for each month shall be based upon the commission rate schedule below.

          COLLECTED REVENUE         COMMISSION PERCENTAGE

          $0 - 9,999
          $10,000 - $24,999
          $25,000 - $49,999         [ * ]
          $50,000 - $99,999
          $100,000 - $199,999

                      * CONFIDENTIAL TREATMENT REQUESTED

                                       1


                                                               EXHIBIT 2(a)
          COLLECTED REVENUE         COMMISSION PERCENTAGE

          $200,000 - $299,999
          $300,000 - $399,999       [ * ]
          $400,000 - $499,999
          $500,000+

Qwest may, with the prior written consent of TechWave, elect to pay commissions based upon billed revenue, however in such event, Qwest reserves the right to compare Collected Revenue to billed revenue and chargeback TechWave the difference in commissions. Qwest reserves the right to set off from commissions any amount due to Qwest by TechWave. Commission payments for each Customer bill will be paid by Qwest approximately forty-five days from the end of the month in which such bill cycle ends.

3. TechWave shall not sell Qwest Business Distributor Services or the long distance telecommunications services, frame relay or dedicated internet access services of any other person to Qwest Major Accounts, as designated by Qwest within sixty (60) days from the date of this Agreement and subsequently, within thirty (30) days notice that an account has been designated a Major Account by Qwest.

4. TechWave shall use commercially reasonable efforts to not, directly or indirectly, induce or solicit any person employed by or under contract with any sales representative, agent or master agent of Qwest or any Qwest Affiliates ("Qwest Rep."), to terminate his, her or its relationship with the Qwest Rep. and/or to provide sales or marketing services on behalf of TechWave.

5. TechWave shall not, as long as commissions are payable pursuant to this Agreement (including those payable after termination or expiration of this Agreement), solicit any Business Service Customer of Qwest or of any Qwest Affiliate to obtain long distance telecommunication service, frame relay or dedicated internet access services of any other person or induce any Business Service Customer of Qwest or of any Qwest Affiliate to discontinue its relationship with Qwest or with any Qwest Affiliate.

6. Provided that TechWave obtains Qwest's prior written consent, which consent shall not be unreasonably withheld, TechWave may permit non-employees to promote the sale of and solicit orders for Business Distributor Services.

7. TechWave shall provide, at TechWave's cost, a copy of "QWEST'S POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION", including an "Acknowledgement" form as set forth in Exhibit 4(e), of this Agreement, to all employees, agents, contractors or independent distributors involved in soliciting orders for the Business Distributor Services. TechWave shall have each such person review such policy and return to TechWave a signed "Acknowledgment" form, indicating that they understand and will comply with such policy. TechWave agrees to produce a copy of the signed Acknowledgment form within forty eight (48) hours of Qwest's request for any person involved in soliciting orders for Business Distributor Services.

                    * CONFIDENTIAL TREATMENT REQUESTED.

                                                                 EXHIBIT 2(a)

8. TechWave shall obtain a signed authorization for the Business Distributor Services in a format approved by Qwest in writing, for each customer sold hereunder ("Authorization"), and TechWave shall use commercially reasonable efforts to safeguard against the submission of improper, inaccurate and invalid Authorizations. In the event a local exchange company ("LEC") or any regulatory entity assesses Qwest any charges for improper, inadequate or invalid Authorizations relating to Business Distributor Services ordered through TechWave, TechWave shall promptly reimburse Qwest for all LEC or regulatory charges, plus an Qwest management fee of [ * ] per customer telephone number ordered through TechWave that is deemed to lack proper Authorization. Payment for said charges may be withheld from payable commissions, provided however, no charge or fee shall be payable by TechWave if the charge or fee is the result from an improper format of the Authorization as approved by Qwest hereunder. Upon the request of Qwest, TechWave will provide to Qwest or the LEC, at TechWave's expense, any documentation required by the LEC regarding the Authorizations for sales of Business Distributor Services sold hereunder. In addition, TechWave shall promptly and in good faith cooperate with Qwest and all LECs in attempting to resolve all carrier selection and Authorization disputes.

                       * CONFIDENTIAL TREATMENT REQUESTED.

                                                                 EXHIBIT 2(b)


                                RESIDENTIAL SERVICES

1)    GRANT OF AUTHORITY

Qwest appoints TechWave as a non-exclusive representative in the territory set forth in this Exhibit 2(b) ("Territory") to promote the sale of and solicit orders for the services defined in this Exhibit 2(b) ("Residential Services"), all subject to the terms and conditions of this Agreement. TechWave agrees to use its best efforts in selling Qwest's Residential Services, including having each person solicited authorize the selection of Qwest as his, her or its Primary Interexchange Carrier ("PIC") in accordance with: i) all federal, state and local laws and regulations relating thereto ("Legal Requirements"); and ii) Qwest's procedures (such authorization shall hereinafter be referred to as "PIC Authorization"). In performing duties described in this Exhibit 2(b), TechWave shall observe the highest standard of integrity and fair dealing with members of the public and shall do nothing which would tend to discredit, dishonor, reflect adversely upon or in any manner injure or impugn the reputation of Qwest or any of its affiliates.

2)    COMMISSION.

TechWave shall receive commissions with respect to Residential Services sold by TechWave in accordance with this Exhibit 2(b), provided however, no commission shall be paid for Customers of Residential Service that contact Qwest directly to subscribe to Qwest services (other than inbound sales programs previously approved by Qwest in writing).

3)    RELATIONSHIP.

      a) During the term of this Agreement and thereafter for as long as Qwest is paying commissions for Residential Services pursuant to this Agreement, TechWave shall not, directly or indirectly, market, solicit or sell residential long distance to any person on behalf of a competitor of Qwest.

      b) TechWave shall secure and use at its own expense the equipment necessary for the purpose of communication and electronic download of PIC Authorizations to Qwest. Based on Qwest's current standards, the cost of the minimum equipment required would be less than ten thousand dollars ($10,000).

4)    ORDER PROCESSING

      a) TechWave shall obtain a valid and accurate PIC Authorization, for each Residential Service Customer telephone number. If TechWave submits service order information electronically to Qwest, upon request by Qwest, TechWave shall, within forty-eight (48) hours of Qwest's request, produce a copy of the PIC Authorization or such other evidence of the PIC Authorization as requested by Qwest, for the Residential Service Customer telephone number requested. If TechWave does not comply with such request, Qwest reserves the right not to accept additional service orders until TechWave complies.

                                                                 EXHIBIT 2(b)


      b) TechWave shall safeguard against the submission of invalid PIC Authorizations and PIC Authorizations that do not meet the Legal Requirements. Without limiting the generality of the previous sentence, if the number of Residential Service PIC Authorizations that are determined to be Deficient PIC Authorizations (as hereinafter defined) exceeds one tenth of one percent (.1%) of the total Residential Service PIC Authorizations obtained by TechWave hereunder, Qwest may terminate TechWave's right to promote the sale of, and solicit orders for, Residential Services under this Agreement without further liability hereunder. A PIC Authorization shall be deemed to be a "Deficient PIC Authorization" if it:
          i) results in any form of dispute, controversy or complaint; or
          ii) has the same type of deficiency, error, mistake or other characteristic that gave rise to any PIC Authorization that resulted in any actual dispute, controversy or complaint. A PIC Authorization shall not be considered to be a Deficient PIC Authorization if the only reason that it would otherwise have been considered to be a Deficient PIC Authorization is based solely upon the form provided by Qwest. A PIC Authorization shall also not be considered to be a deficient PIC Authorization if TechWave has obtained a legitimate PIC Authorization.

      c) In the event a local exchange company ("LEC") or any governmental body assesses any charge for invalid PIC Authorizations obtained through TechWave, in addition to indemnifying Qwest for any such charge, TechWave shall pay to Qwest a Qwest management fee of [ * ] per invalid PIC Authorization, provided however, TechWave shall have no obligation under this sentence if the invalid PIC Authorization resulted from the format of the PIC Authorization provided by Qwest to TechWave. In addition, Qwest shall chargeback to TechWave all Usage Commissions and any other payments previously made to TechWave in connection with any such invalid PIC Authorization. Payment for said charges may be withheld from commissions otherwise payable hereunder.

      d) Upon the request of Qwest, TechWave shall provide to Qwest, the LEC, or the applicable governmental body, at TechWave's expense, any documentation required regarding the PIC selection or PIC Authorization for Residential Service Customers sold hereunder. In addition, TechWave shall promptly and in good faith cooperate with Qwest, the LEC and the applicable governmental body in attempting to resolve all PIC selection and PIC Authorization disputes.

      e) TechWave shall provide, at TechWave's cost, a copy of "QWEST'S POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION", including an "Acknowledgement" form as set forth in Exhibit 4(e), of this Agreement, to all employees, agents, contractors or independent distributors involved in soliciting orders for the Residential Services. TechWave shall have each such person review such policy and return to TechWave a signed "Acknowledgment" form, indicating that they understand and will comply with such policy. TechWave agrees to produce a copy of the signed Acknowledgment form within forty eight (48) hours of Qwest's request for any person involved in soliciting orders for Residential Services.

                       * CONFIDENTIAL TREATMENT REQUESTED.

                                                         EXHIBIT 2(b)

5)  CERTAIN DEFINITIONS

    a.) Billed Residential Revenue is defined as the amount billed to Residential Service Customers for the Residential Services sold in the Territory pursuant to this Agreement including Qwest Surcharges and excluding taxes, Mandated Surcharges, installation charges and local exchange company charges.

    b.) Qwest Surcharges shall mean monthly recurring subscription fees or enrollment fees.

    c.) Mandated Surcharges shall mean government or LEC charges passed through by Qwest to the Residential Service Customer essentially without mark-up, including but not limited to PICC charges and universal service fund charges. Qwest Surcharges and Mandated Surcharges may be combined into one charge on a Residential Service Customer's bill.

    d.) Commissionable Residential Revenue shall mean Billed Residential Revenue less an amount, either the Initial Holdback Percent or the Adjusted Holdback Percent, as applicable, for estimated uncollectables, chargebacks, credits and LEC holdbacks. The Initial Holdback Percent is [ * ]. Commissionable Residential Revenue shall not include actual uncollectibles, chargebacks, credits or LEC holdbacks.

6.  INSTALLATION AND USAGE COMMISSION

    a.) After the aggregate amount of Commissionable Residential Revenue for Customers obtained by TechWave exceeds [ * ] (the "Residential Threshold Amount"), Qwest shall pay TechWave [ * ] for each newly installed 1+ Residential Service Customer in the Territory obtained by TechWave hereunder upon said Customer's First Usage, provided said First Usage is within one hundred twenty (120) days from installation of said Customer phone number ("Installation Commission(s)"). "First Usage" shall be defined as the first call on a PIC'd line using Residential Services. Neither Installation Commissions nor Usage Commissions shall be paid for any person that is an existing Qwest Customer or for stand alone calling card or Home 800 services. Qwest shall not pay more than one Installation Commission on the sale of any particular Customer phone number or "ANI".

    b.) After the aggregate amount of Commissionable Residential Revenue for Customers obtained by TechWave exceeds the Residential Threshold Amount, Qwest shall pay TechWave a [ * ] commission on Commissionable Residential Revenue that is in excess of the Residential Threshold Amount for Residential Service Customers who remain on the Residential Service a minimum of thirty (30) days from First Usage ("Usage Commission(s)"), provided however, ISP Services and Paging Services shall be paid [ * ] the first 12 months of this Agreement and [ * ] thereafter. Usage Commissions shall be payable only during the term of this Agreement and until the earlier of i) twelve (12) months from the date of termination of this

                    * CONFIDENTIAL TREATMENT REQUESTED.

                                                               EXHIBIT 2(b)

         Agreement and ii) the date the amount of commissions otherwise payable hereunder is [ * ] or less a month, provided in all events TechWave is not in default of its obligations under the first sentence of Section 3.a. of this Exhibit. No Usage Commission shall be payable following termination by Qwest pursuant to Section 11.a.i or ii of the Agreement. Qwest shall not pay Installation Commissions for upgrades of service.

    c.) So long as Qwest is paying commissions based upon Commissionable Residential Revenue, Qwest may periodically review and adjust once annually the Holdback Percent to reflect Qwest's experience with uncollectibles, chargebacks, credits and LEC holdbacks ("Adjusted Holdback Percent"). The Adjusted Holdback Percent shall not result in an increase to the previous Adjusted Holdback Percent or Holdback Percent, as applicable, by more than [ * ].

    d.) Qwest may periodically perform a "true up" to compare the actual amount collected from Residential Service Customers ("Collected Residential Revenue") to Commissionable Residential Revenue and "charge back" or pay TechWave the difference between commissions already paid and what would have been paid on Collected Residential Revenue. The last month's payment of commissions hereunder may be withheld no more than three (3) months so that the final "true up" may be performed. Qwest reserves the right to set off from commissions any amount due to Qwest by TechWave under this Agreement or otherwise.

    e.) Qwest may, upon thirty (30) days prior written notice to TechWave, pay commissions based on Collected Residential Revenue instead of Commissionable Revenue.

7.  CHURN RATE

If the "Churn Rate" is greater than a number determined pursuant to this Agreement ("Maximum Churn"), Qwest may reduce Usage Commissions upon written notice to TechWave, provided however that any such change may not be effected any more frequently than every six (6) months and that no such individual reduction in Usage Commission shall be greater than [ * ] of the then existing Usage Commission. "Churn Rate" shall be defined as the number of Residential Service Customers changing its PIC from Qwest within thirty
(30) days of PIC confirmation of service divided by the number of Residential Service Customers confirmed during a Measuring Period. A Measuring Period is any defined interval of time not less than thirty (30) days. Upon receipt of written notice from Qwest, TechWave shall have thirty (30) days to "cure" by maintaining, during such 30 day cure period, the Churn Rate equivalent to or less than the Maximum Churn and achieving a Churn Rate for all new Residential Service Customers in a Measuring Period during such 30 day cure period equivalent to or less than the Maximum Churn. Upon 30 days prior written notice to TechWave, Qwest may change the Maximum Churn, provided however that Qwest may make such a change no more frequently than every six
(6) months and further provided that no such change shall reduce the Maximum

                   * CONFIDENTIAL TREATMENT REQUESTED.

                                                            EXHIBIT 2(b)

Churn by more than [ * ]. The Maximum Churn as of the date of this Agreement shall be [ * ].

8.  BILLING RATE

If the "Billing Rate" is less than [ * ] per month, Qwest may reduce Usage Commissions upon written notice to the TechWave, provided however that Qwest may make such a change no more frequently than every six (6) months and further provided that no such change shall reduce the Usage Commissions by more than [ * ] of the then existing Usage Commission rate. "Billing Rate" shall be defined as Billed Residential Revenue as measured over a calendar month divided by the number of Residential Service Customers measured over the same calendar month who had PIC'd Residential Service during at the beginning of the calendar month and First Usage. TechWave shall have thirty
(30) days from receipt of such notice to "cure" by increasing the Billing Rate to [ * ] or more per month as measured over the 30-day cure period.

9.  PAYMENT OF COMMISSIONS

Installation Commissions will be paid by Qwest approximately fifteen (15) days following the availability of the First Usage occurrence report (but in no event longer than thirty (30) days following the month of installation), as long as First Usage occurs no later than one hundred twenty (120) days after install by Qwest. Usage Commissions shall be paid by Qwest approximately forty-five (45) days following the end of the month in which the Commissionable Revenue is billed.

10. TechWave's nonexclusive territory ("Territory") shall be the contiguous forty-eight states of the Continental U.S. (excluding exchanges of members of the National Exchange Carrier Association, commonly known as "NECA", and the United States Independent Telephone Company organization, commonly known as "USINTELCO"). In the event Qwest begins permitting other similarly situated distributors to sell Qwest Residential Services in either Alaska or Hawaii, then Qwest agrees to include such state to the Territory, provided however that commissions for sales in any such addition to the Territory may, in Qwest's discretion, differ from those set forth herein.

11.  The term "Residential Services" shall include:

     1. 1+ (online/credit card billed) services - $.09/min. (interstate) no monthly fee (PICC and USF charges apply) and $.05/min. (interstate), $14.95 monthly fee
     2.  Associated calling card and international services
     3. ISP Services - $19.95/month standalone and $14.95/month with Qwest 1+ service
     4. Paging - Service Plans- $9.95/month (numeric), $24.95/month (text) - Equipment with products - Top Display $49.95, Numeric Side Display $59.95 and Text $79.95
     5.  Click to Fax and Click to Conference t (when available)

                     * CONFIDENTIAL TREATMENT REQUESTED.

                                                               EXHIBIT 2(b)

     6.  Wholesale ISP Service (when available and at its fully loaded cost)

12. All Residential Services and rates will be provided in accordance with Qwest's tariffs and are subject to change. Qwest reserves the right to add to or delete from the Residential Services as may be required from time to time. Tariffs relating to the Residential Services may be changed by Qwest at its sole discretion.

                                                       EXHIBIT 2(c)

                        BUSINESS AFFINITY SERVICES

1.  MARKETING SERVICE

    TechWave and Qwest agree to jointly market Qwest's Q.Biz services (on-line) ("Business Affinity Services"), to TechWave's business customers in a manner consistent with Qwest's Co-Marketing program and at the times Qwest and TechWave jointly determine to be appropriate.

2.  QWEST'S RESPONSIBILITIES

    2.1 Orders taken for customers shall not be binding to Qwest until an authorized representative of Qwest accepts them in writing.

    2.2 Qwest shall provide TechWave with monthly revenue reports listing active Business Affinity Services customers.

3.  TECHWAVE'S COMPENSATION

    3.1 Qwest shall pay the TechWave commissions based on Business Affinity Monthly Revenue as follows:

                BUSINESS AFFINITY MONTHLY REVENUE       COMMISSION*
                $0-$3,000,000.............................[ * ]
                $3,000,000+...............................[ * ]

* Commissions are payable from the first dollar of Business Affinity Monthly Revenue; however, commission payments for a particular month will not begin until the total commissions to be paid for such month exceed [ * ].

3.2 "Business Affinity Monthly Revenue" as used in this Agreement shall mean the revenue collected in a month by Qwest for rendering the Business Affinity Services to business customers of TechWave ("Collected Revenue"); provided, however, that Business Affinity Monthly Revenue shall exclude monthly recurring charges, taxes, installation charges, surcharges, subscription fees paid to third parties or passed through from third parties, equipment charges, and local telephone company charges (including loop charges) and Qwest carrier service charges (collectively, "Excluded Charges").

3.3 Payment of commissions shall be made within forty-five (45) days following the end of the month in which the Services are rendered to business customers of TechWave.

3.4  Qwest may calculate the amount of "Business Affinity Monthly
     Revenue" based on "Billed Revenue" (as hereinafter defined) as opposed to Collected Revenue. (As used herein, "Billed Revenue" shall be defined as revenue due and owing from TechWave business customers for Qwest's rendering of the Services to such business customers, which revenue, although charged to business customers via billing statements, has not been collected by Qwest.) In the event Qwest pays commissions based on Billed Revenue, Qwest may periodically perform a "True-up" (as hereinafter defined). As used herein, a "True-up" shall

                     * CONFIDENTIAL TREATMENT REQUESTED.

                                                        EXHIBIT 2(c)

     be defined as a comparison of the difference between commissions paid based upon Billed Revenue and the amount that would have been paid if commissions were based upon Collected Revenue. In the event that the commissions paid based upon Billed Revenue exceed the amount that would have been paid based upon Collected Revenue ("Excess Commissions"), TechWave will be subject to a "Chargeback" (as hereinafter defined). As used herein, "Chargeback" shall be a reduction, made in the month(s) following a True-up, in the amount of commissions to be paid, which reduction shall be equivalent to the amount of Excess Commissions. The last month's payment of commissions hereunder may be withheld no more than [ * ] so that Qwest may perform a final True-up.

3.5 If TechWave fully implements the Inbound Up Sell program, as provided for in Exhibit 4, the Qwest-TechWave Marketing Plan, by July 30, 1999, then for a period of three (3) months from and after the Program Launch Date, Qwest shall pay TechWave an additional commission of [ * ] based on Business Affinity Monthly
     Revenue.

                     * CONFIDENTIAL TREATMENT REQUESTED.

QWEST-TECHWAVE MARKETING PLAN
-------------------------------------------------

T
TechWave-Registered Trademark-

        March 23, 1999

                          ride the light
                          --------------
                       QWEST-Registered Trademark-

                              TABLE OF CONTENTS


>   INTRODUCTION..........................................................3

    What is this marketing plan for?......................................3
    What does this marketing plan contain? ...............................3
    Last Revision Date....................................................3
    A Reminder about Confidentiality and Risk Management..................3
    Agreement/Sign Off....................................................3

PRODUCTS..................................................................4

    Consumer Products.....................................................4
    Business Products.....................................................6
    Product Fulfillment/Collateral/Billing................................9

MARKETING PROGRAMS.......................................................11
  WEBSITE PROGRAMS.......................................................11
    Qwest Communications Center..........................................11
    Personal Stores Program (MyShopNow)..................................14
    Cross Merchandising: Up Sell and Cross Sell Programs.................16
    Recommendation Program...............................................18
    Website Advertising Programs.........................................20
  E-MAIL PROGRAMS........................................................23
    Electronic Receipt Program...........................................23
    Online Direct Mail Program...........................................26
  OTHER CONSUMER PROGRAMS................................................27
     Quantum Club Program................................................27
     Inbound Program.....................................................27
  SOHO PROGRAMS..........................................................29
     SOHO Survey Program - Online........................................29
     SOHO Tradeshow Program..............................................30
     SOHO Merchant Center - Online.......................................31
  DISTRIBUTOR PROGRAMS...................................................32
     Distributor Program - TechWave Sales Force..........................32

ADMINISTRATION PLAN......................................................33

    Contacts.............................................................33
    Team Coordination/Structure..........................................33
    Change Request Process...............................................33
    Indoctrination.......................................................33

-----------------------------------------------------------------------------
                                                                      Page 2
                                                     Revised: April 13, 1999

>               INTRODUCTION

UNDERSTANDING AND AGREEMENT OF THE MARKETING PROGRAMS. . .
-----------------------------------------------------------------------------

WHAT IS THIS MARKETING PLAN FOR?

This manual is divided into separate sections that address each marketing component of the TechWave/Qwest LOI. These sections are further divided by program so there is a definite roadmap and plan for implementation. By Signing Off on this agreement, both companies agree to the scope and understanding of each marketing program.

WHAT DOES THIS MARKETING PLAN CONTAIN?

Products -- Business and Consumer products for distribution
Marketing Programs -- Consumer and Business distribution marketing, operational and program planning templates.
Administration Plan -- Methods for communicating program changes, Team
           Contacts.

LAST REVISION DATE

This document was last revised on APRIL 13, 1999.

A REMINDER ABOUT CONFIDENTIALITY AND RISK MANAGEMENT. . .

Partner relationships are sensitive and must be given extra consideration given the competitive nature of our industry. Please recognize the binding nature and responsibilities you have as an employee of Qwest/TechWave under the mutually signed Non Disclosure Agreement. Information about each company and the terms of their relationship with each other should only be shared on a need to know basis with internal employees to accomplish the program and implementation of the distribution vehicles, using your best judgment.

AGREEMENT/SIGN OFF

By signing, each company agrees to fulfill the obligations required for each marketing programs outlined in this document.

Qwest:                                        Date:
      ------------------------------------          ---------------

TechWave:                                     Date:
         ---------------------------------          ---------------

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

-  PRODUCTS

CONSUMER AND BUSINESS PRODUCTS DISTRIBUTED BY TECHWAVE
-----------------------------------------------------------------------------

CONSUMER PRODUCTS

LOI LANGUAGE

     TECHWAVE'S MARKETING AND SELLING OF QWEST CONSUMER SERVICES WOULD BE IN ACCORDANCE WITH THE TERMS OF QWEST'S STANDARD REPRESENTATIVE (AGENT) AGREEMENT;

1+ PRODUCTS

Qwest will sell 1+ (interstate and intrastate long distance) products on the TechWave websites.

    - Qwest will provide competitive information to TechWave for consumer education.
    - Qwest will provide intrastate rate charts to TechWave so that consumers can look up their intrastate rates by zip code.
    - Qwest will work with TechWave to create basic calling information to develop savings example (e.g. avg. call times, etc.).

Below are some of the features and benefits of the product set:

    -  9 CENTS/NO FEE: 24x7 RATES AT 9 CENTS/MINUTE.
    -  5 CENTS/$14.95: 24X7 RATES AT 5 CENTS/MINUTE.
    -  30 CENTS CALLING CARD RATE: NO SURCHARGES, LOW FLAT RATES.
    -  EXACT BILLING (AFTER THE FIRST MINUTE)/NO FEE 800#: EXACT BILLING
       SAVES ON AVERAGE 10% OVER FULL MINUTE ROUNDING
    - STANDARD 4-HOLIDAY PROMOTION: THE HOLIDAY PROMOTION IS 30 MINUTES/HOLIDAY AT 1 CENT
    -  STANDARD 90 MINUTES AT 1 CENT/MINUTE PROMOTIONS: THESE PROMOTIONS
       APPLY TO NO FEE 800 AND CALLING CARD (FIRST USAGE IS AT 1 CENT)
    - CO-BRANDED FULFILLMENT/CALLING CARDS: THE TECHWAVE/QWEST BRANDED CALLING CARD FEATURES INDUSTRY LEADING COMPONENTS LIKE SPEED DIAL LIST, VOICEMAIL, AND CONFERENCE CALLING.
    - CO-BRANDED/CREDIT CARD/DIRECT BILLING AND ONLINE BILLING: QWEST WILL CO-BRAND ALL OF ITS DIRECT AND ONLINE BILLING.
    -  $1.93 PICC/USF CHARGES APPLY TO ALL 1+ PRODUCTS
    -  COMPETITIVE INTERNATIONAL RATES (Q.WORLD PRODUCT)

QWEST COMMUNICATIONS CORPORATION, RESERVES THE RIGHT TO CHANGE PRODUCTS.

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ISP
Qwest will sell its ISP service on the TechWave site.

    - Qwest will provide coverage maps and current POP city listings to TechWave so that consumers can determine if they live in an area which is covered by a local POP.

    - Qwest will use commercially reasonable efforts, to work with TechWave to develop a program to sell TechWave its ISP service at a wholesale cost for TechWave to give to its high spending customers as a retention promotion.

    - Qwest will handle all fulfillment and shipping of the ISP product for the orders that TechWave sends Qwest, however if Qwest sells the ISP to TechWave, TechWave will be responsible for fulfillment.

    Features and benefits of the ISP service include:

    -  $19.95/MONTH STANDALONE
    - $14.95/MONTH BUNDLED: CONSUMER PAYS LESS WHEN THEY SIGN UP FOR ANY QWEST LONG DISTANCE PLAN
    -  STANDARD 1ST MONTH FREE PROMOTION
    -  NO USAGE FEES OR CAPS
    -  56K CONNECTIONS
    - NETSCAPE PRODUCT INITIALLY, CHOICE OF IE5/NETSCAPE IN DEVELOPMENT. MACINTOSH VERSIONS ARE NOT YET BEING PLANNED.
    -  QWEST BRANDED INITIALLY

PAGING
Qwest will sell its paging products via the TechWave online programs. [ * ] All pagers are Motorola products.

    - Qwest will provide TechWave with artwork of the product, as well as coverage information by zip code.
    - Qwest will handle all of the programming and fulfillment of the pager orders.

Features and benefits of the Paging service include:

    -  $9.95/MONTH (NUMERIC), $24.95/MONTH (TEXT)
    -  FREE VOICEMAIL/TOLL FREE ACCESS NUMBER AND PIN
    -  50% OF FIRST TWO MONTH SERVICE
    -  NO PER MESSAGE USAGE FEES OR CAPS
    -  QWEST BRANDED
    - PRODUCTS: NUMERIC TOP DISPLAY, $49.95; NUMERIC SIDE DISPLAY, $59.95; TEXT, $79.95

QWEST COMMUNICATIONS CORPORATION, RESERVES THE RIGHT TO CHANGE PRODUCTS.

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ENHANCED SERVICES

     Qwest will sell/provide its online products via the TechWave site (when available).

     These products include:

     - SEND A PAGE: USERS CAN SEND PAGES TO QWEST PAGING CUSTOMERS VIA AN ONLINE GUI.
     - CLICK TO CONFERENCE: QWEST PROVIDES A CONFERENCE CALLING SERVICE, WHERE CUSTOMERS CAN SET UP THE CALL ONLINE VIA AN ONLINE ADDRESS BOOK. CONSUMERS ARE BILLED EITHER TO THEIR LONG-DISTANCE BILL OR TO THEIR CREDIT CARD. THERE IS NO NEED TO DEAL WITH OPERATORS, CODES OR ADVANCE SCHEDULING. A FLAT RATE OF 25-CENTS PER MINUTE FOR EACH LINE IS CHARGED FOR DOMESTIC CALLS. INTERNATIONAL RATES VARY
     -  CLICK TO FAX: IS AN ONLINE SERVICE THAT LETS CUSTOMERS FAX
        INFORMATION BOTH DOMESTICALLY AND INTERNATIONALLY USING ONLY A
        BROWSER AND AN INTERNET CONNECTION. SENDING A FAX THROUGH THE FAX CENTER IS AS SIMPLE AS SENDING AN E-MAIL. A MINIMUM MONTHLY COST OF $2.95 COVERS THE FIRST 19 PAGES. ADDITIONAL PAGES SENT THROUGHOUT THE MONTH ARE ONLY 15-CENTS EACH.

    PREPAID CARDS

     Qwest will provide TechWave with a co-branded prepaid card program. Qwest will also work with TechWave to develop an online distribution program (no physical product) for use in personal stores. These programs will be as an addendum to the existing agreement, between Qwest and TechWave.

     -  PRICING TBD
     -  RECHARGEABLE
     -  INTERNATIONAL TERMINATION AND ORIGINATION (ORIGINATION IN 47 CITIES)
     -  CO-BRANDED
     -  LANGUAGE NEEDS TBD
QWEST COMMUNICATIONS CORPORATION, RESERVES THE RIGHT TO CHANGE PRODUCTS.

     BUSINESS PRODUCTS

     LOI LANGUAGE
         TECHWAVE'S MARKETING AND SELLING OF QWEST BUSINESS SERVICES WOULD BE IN ACCORDANCE WITH THE TERMS OF QWEST'S STANDARD REPRESENTATIVE DISTRIBUTOR AND BUSINESS AFFINITY AGREEMENT;

     Q.BIZ
     Q.biz is a simple business calling solution for SOHO type customers who have basic business calling needs and are very price sensitive. This product will be sold via the TechWave websites and is targeted at those business customers who spend less than [ * ] for business communications.

    - Qwest will provide competitive information to TechWave, as well as basic demographic information so that TechWave can target the correct segment of their customer database.

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

Features and Benefits of the product:

    - 7.9 CENTS/$25 MINIMUM: 24X7 RATES AT 7.9 CENTS/MINUTE (REQUIRES ONE YEAR CONTRACT).
    - 8.5 CENTS/$25 MINIMUM: 24X7 RATES AT 8.5 CENTS/MINUTE (MONTH TO MONTH -NO CONTRACT).
    -  EXACT BILLING/SPONSOR PROGRAM/MONTH-TO-MONTH AGREEMENT/NO FEE 800#
    -  CO-BRANDED FULFILLMENT/CALLING CARDS
    -  100% SWITCHED

Q.GUARANTEE/WEB HOSTING/DIA
These products are for the more complex business. They will be sold via the TechWave sales force direct to merchants and retailers. Qwest will provide all sales material needed to sell the product. This product is targeted at those accounts that are expected to spend more than [ * ], or those that have more complex data needs.

    -  PRICING BASED ON USAGE AND COMMITMENT LEVELS. TYPICALLY 5-6
       CENTS/MINUTE.
    -  IP/FRAME/PRIVATE LINE/TELECONFERENCING/BROADCAST FAX/IVR SERVICES
    -  INTL TOLL FREE AND DOMESTIC TOLL FREE/EXACT BILLING/GUARANTEED RATES

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
    - Qwest and TechWave will work together to create new offer and product ideas, when applicable.

              QWEST RESPONSIBILITIES
    - Qwest will be responsible for communicating new product information to TechWave. TechWave will be responsible for communicating timing and informational needs to Qwest regarding website copy changes, etc. See Administration section for more.
    - Qwest will provide materials for TechWave customer service training for all online products.
    -  Qwest to provide international rates to TechWave.
    -  Qwest to provide Telco glossary to TechWave for internal training.
    - Business distributor product training for TechWave professional services will be handled separately.

              TECHWAVE RESPONSIBILITIES
    - TechWave will send a confirmation e-mail to each customer that signs up with Qwest service. This e-mail will contain the TPV information so the customer can call and verify their order in those states where applicable.
    - TechWave will create offers and premiums to keep the Qwest products "fresh" and compelling for the consumer.

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

PRODUCT FULFILLMENT/COLLATERAL/BILLING

LOI LANGUAGE

     QWEST WOULD PROVIDE TECHWAVE WITH THE FOLLOWING SERVICES, AND BRANDING;
     - PROVIDE TECHWAVE WITH CO-BRANDED CONSUMER FULFILLMENT AND CALLING CARDS FOR ALL RESIDENTIAL AND BUSINESS SERVICES;
     - PROVIDE TECHWAVE WITH CO-BRANDED BILLING FOR ALL QWEST RESIDENTIAL SERVICES SOLD THROUGH SHOPNOW.COM AND OTHER AGREED UPON MARKETING PROGRAMS;

OVERVIEW
The TechWave/Qwest program is reinforced by co-branded joint marketing campaigns. From the website, to the fulfillment, and even to the product offer, the consumer will be presented with a tightly integrated communications offer that bears the trademarks of both companies. This section deals with the artwork, copy, and implementation of the co-branding process.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

QWEST RESPONSIBILITIES/PROGRAM ASPECTS
    - Qwest needs approximately 90 days to design/implement/test co-branded fulfillment.

QWEST RESPONSIBILITIES
    - Qwest has responsibility to design - with TechWave input - the co-branded fulfillment kits for its products.
    -  Qwest will submit mock ups and final product to TechWave for review.
    - Qwest ensures that all materials are approved by branding, legal and regulatory teams.
    - Qwest will implement all co-branded fulfillment programs for its services.
    -  Qwest will implement all co-branded invoicing for TechWave customers.
    - Qwest will provide the applicable co-branded services as long as all sales performance levels are maintained.

TECHWAVE RESPONSIBILITIES
    - TechWave will send a confirmation e-mail to each customer that signs up with Qwest service. This e-mail will contain the TPV information so the customer can call and verify their order in those states where applicable.
    - TechWave will send a follow-up confirmation e-mail to customers who have not TPV'd within 30 days of PIC submission to Qwest. A report is provided to all distributors via COINS regarding TPV activity. Please check the TPV folder for daily files regarding specific TPV held orders. There are 2 files that are provided. [ * ]
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

       [ * ]

    -  Review any changes to fulfillment (after launch).
    - TechWave will need to supply logos, copy and graphics necessary for a co-branded card, invoice, and welcome kit.
    - TechWave must supply customized messages for co-branded invoicing at least 60 days prior to expected implementation and in accordance with the parameters set up by the direct billing team within Qwest.

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

OVERVIEW FULFILLMENT PROCESS FLOW--LONG DISTANCE

Customer fills     Customer order       Q runs edit/reject     Order pending
out online LoA     received by Q        on record. Q           TPV. Orders
                                        reworks PIC            matched against
                                        freeze, and basic      TPV files.
                                        edit problems
                   TW sends
                   confirmation
                   e-mail and TPV
                   phone #

                   Customer calls
                   TPV Center
                                                               After TPV
                                                               match, Q sends
                                                               order to LEC
                   Q ACTIVATES
                   CUSTOMER AND
                   SENDS FULFILLMENT
                   KIT SPECIFIC TO
                   TECHWAVE AND         LEC returns
                   PRODUCT              confirmed switch


FULFILLMENT PROCESS FLOW--ISP/PAGING

Customer fills     Customer order       Q runs edit/reject     Q generates
out online order   received by Q        on record.             unique
form                                    Forwards order         registration code
                                        to fulfillment         and sends
               TW sends confirmation    house. If LD is        product to
               e-mail and shipping      ordered, see           customer. Pager
               expectations             fulfillment            is activated by Q
                                        process above.

                                                               CUSTOMER
                                                               RECEIVES CD OR
                                                               PAGER AND
                                                               ACTIVATES ISP
                                                               ONLINE (VIA
                                                               CREDIT CARD).


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


-- MARKETING PROGRAMS

CONSUMER AND BUSINESS MARKETING PROGRAMS
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

OVERVIEW

This section addresses each agreed upon marketing program. The LOI language will be referenced at each subsection. Most of these marketing programs pertain to the TechWave websites, however some of the business joint marketing programs are outside of that medium.

WEBSITE PROGRAMS

QWEST COMMUNICATIONS CENTER (QCC)

LOI LANGUAGE
TechWave would create and maintain, without limitation, the following "Marketing Programs";

-- a "Qwest Communications Center", a telecommunications shopping category, that would offer the sale of Qwest business and consumer services and which would be developed and maintained by TechWave, subject to Qwest input and with Qwest's control over the Qwest services offered;

OVERVIEW
For the term of the contract, the Qwest Communications Center would be the online "store" for Qwest products and services. Links from advertising and other on-line programs for Qwest services would send the user to this online store. The store is a permanent component of ShopNow.com and is linked severally to TechWave websites (see advertising programs below).

EXPOSURE
This will be seen by all unique visitors ShopNow, BuySoftware and other future sites. Current unique visitors are 2.7 million/month and growing significantly.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
     -- The design of the Qwest Communications Center (QCC) will be a joint effort between Qwest and TechWave, following the basic online templates used by Qwest but displayed in a manner consistent with the other shopping categories on ShopNow.com.

     -- The QCC will be accessed from the front pages of ShopNow.com/Buy/Software.com and the TechWave personal stores (My ShopNow.com) via banners, logos and hyperlinks.

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

     -- The QCC makes up the service offering section of the telecommunications shopping category (created by TechWave). It will include all consumer products, as well as the SOHO Q.biz product.

     -- Consumer will enter data into Qwest order form. Related product information will also be available, as well as online enhanced features. Orders will be sent directly to Qwest for processing. TechWave will send e-mail confirmation upon order submission, with TPV all necessary information, on a state by state basis.

QWEST RESPONSIBILITIES
     -- Qwest will use commercially reasonable efforts to implement its account management features into the QCC. This will require a shell out to Qwest servers. All other information will be maintained on the TechWave servers.

     -- Maintenance of the promotions and products in the store is Qwest responsibility.

     -- Qwest will provide keywords for Qwest products for the TechWave product search database.

     -- Qwest will provide relevant competitive information and Qwest press release information for the dissemination of information to TechWave shoppers.

     -- Qwest will provide intrastate rates to TechWave.

     -- TechWave will be given access to Qwest orders and reporting via the online consumer COINS system. Qwest will provide all training regarding the usage of this product. Qwest to provide TechWave with 800 number for PIC freeze for incremental sales campaign.

     -- Qwest will work with TechWave to develop a warm transfer capability from the TechWave service center for Tier 2 customer service issues.

TECHWAVE RESPONSIBILITIES
     -- TechWave will send a confirmation e-mail to each customer that signs up with Qwest service. This e-mail will contain the TPV information so the customer can call and verify their order in those states where applicable.

     -- TechWave will place Qwest branding in accordance with the website advertising discussed later in this marketing plan.

     -- TechWave is responsible for final implementation and communicating the required program elements to Qwest, for Qwest approval.

     -- Implementation of the programs will be handled by TechWave.

     -- Implementation of promotional and content changes is TechWave's responsibility.

     -- TechWave will send QCC activity reports to Qwest on a monthly basis which will show take rates by programs and product. These reports may include: number of shoppers/number of visitors, number of customers, referring URL by program.

     -- The QCC site resides on TechWave's servers.

     -- TechWave to create a "CALL CALCULATOR" based on calling information and rate information supplied by Qwest. This will be a simple analyzer showing savings via the Qwest programs.


Below is an example of the Center consistent with the general and agreed upon co-branding and joint marketing approach (as seen from within the personal store section).

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

                [GRAPHIC, REPRESENTATIVE OF THE COMPUTER SCREEN]


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

PERSONAL STORES PROGRAM (MYSHOPNOW)

LOI LANGUAGE
TechWave would create and maintain, without limitation, the following "Marketing Programs";

     -- Incorporate into its existing "Personal Stores Network" Qwest's terms and conditions and the ability to switch consumers to Qwest residential 1+ service by acceptance of the personal store, subject to other considerations by both parties and approval by the parties' legal departments;

        Qwest would provide TechWave with the following services, and branding;

     -- for all "Personal Stores" provide customers the ability to hyperlink to the Qwest designated site to handle online maintenance of the customer's 1+ residential bill "on-line billing";

OVERVIEW
The intent of the Personal Stores Program (aka MyShopNow) is to include an Auto Sign Up Program to simplify the sign up for Qwest consumer services by bundling the T&Cs within the TechWave Personal Store sign-up process(1).
This allows the personal store to be built with the links to account features and the Qwest online services such as faxing, conference calls, etc.

EXPOSURE
This will be offered to all existing 1 million store members and new store members ramping to an estimated 5 million by Year End 1999.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS

     -- Qwest will be a permanent sponsor (for the term of the contract) on the front page of personal stores). Links will send the user to the QCC.

     -- The Qwest signup will be part of the initial personal store Q&A form when personal stores are set up by the customer. Qwest sign up will be an optional component allowing customers to have a Personal Communication Center within their site which allows them to view their bills and take advantage of the Online Qwest products such as faxing, etc.

     -- Qwest and TechWave will need counsel collaboration for the Auto Sign Up program.

QWEST RESPONSIBILITIES
     -- Qwest will provide the Consumer T&Cs to TechWave that are needed for the Auto Sign Up program.


----------------------
[ * ]

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

TECHWAVE RESPONSIBILITIES
     -- TechWave will send a confirmation e-mail to each customer that signs up with Qwest service. This e-mail will contain the TPV information so the customer can call and verify their order in those states where applicable.

     -- TechWave will send Qwest activity reports indicating how many numbers are being driven back to the QCC via the links.

     -- TechWave is responsible for the technical implementation of this program.

     -- TechWave will place Qwest branding in accordance with the website advertising discussed later in this marketing plan.

     -- TechWave will provide a "Check Your Long Distance" section within the "My Account" portion of the personal store. A Qwest offer will appear for users without Qwest LD.

Below is an example of the Personal Stores consistent with the general and agreed upon co-branding and joint marketing approach:


                [GRAPHIC, REPRESENTATIVE OF THE COMPUTER SCREEN]


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

CROSS MERCHANDISING: UP SELL AND CROSS SELL PROGRAMS

LOI LANGUAGE
TECHWAVE WOULD CREATE AND MAINTAIN, WITHOUT LIMITATION, THE FOLLOWING
"MARKETING PROGRAMS";
     - AN "UP-SELL PROGRAM: WHEREBY IT WOULD INTERJECT A QWEST OFFER INTO THE SHOPNOW.COM SHOPPING CART CHECKOUT PROCESS FOR OTHER NON QWEST PRODUCTS AND SERVICES, WHERE CONSUMERS WOULD BE PRESENTED A QWEST OFFER, BUT NOT BE REQUIRED TO PURCHASE, THAT WOULD ALLOW CUSTOMERS TO SIGN UP FOR
       QUEST SERVICES BEFORE COMPLETING THE ONLINE TRANSACTION, SUBJECT TO OTHER CONSIDERATIONS BY BOTH PARTIES;
     - A "CROSS MERCHANDISING" CAMPAIGN THAT COULD PROMOTE CERTAIN TECHWAVE PRODUCTS WITH CERTAIN QWEST SERVICES, EXAMPLE WOULD INCLUDE, WITHOUT LIMITATION, BUY A COMPUTER AND RECEIVE QUEST SERVICE;

OVERVIEW
The cross merchandising programs ensure that every shopper at the TechWave e-commerce sites will see an offer for Qwest products. This is important so that Qwest is presented when the consumer is in the "buying mode."

EXPOSURE
This will be offered to [ * ] ShopNow/BuySoftware/MyShopNow purchasers at the time of check out. Currently this transactional volume ensures that a majority of the current50,000 purchasers/month will be exposed to the program (this number is growing significantly)..

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
     - The Qwest offer will be presented below the checkout area, along with other suggested product cross and up sells. This soft sell approach adds validity when other shoppers are cited as the source (e.g. other shoppers also bought Qwest). The program is passive in the sense that there is no direct interjection of an offer.
     - When consumer elects to purchase they are taken directly to a product LOA page (not the overall QCC).
     - [ * ]
     - The Qwest offer will appear in the top 3 lines of the suggestion list.
     - Qwest and TechWave will test several offers and approached to the Upsell and Cross Sell program to maximize the return.

QWEST RESPONSIBILITIES
     - Quest will approve the creative and customer presentation of the Up Sell and Cross Sell Programs as they relate to the presentation of Qwest services.

TECHWAVE RESPONSIBILITIES
     - TechWave will send a confirmation e-mail to each customer that signs up with Qwest service. This e-mail will contain the TPV information so the customer can call and verify their order in those states where applicable.


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

     - TechWave will place Qwest branding in accordance with the website advertising discussed later in this marketing plan.
     - TechWave is responsible for the technical implementation of this program.
     - TechWave will send Qwest activity reports indicating program performance.

Below is an example of the Up-sell/Cross-sell presentation concept consistent with the general and agreed upon co-branding and joint marketing approach:

[GRAPHIC]




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

RECOMMENDATION PROGRAM

LOI LANGUAGE
TECHWAVE WOULD CREATE AND MAINTAIN, WITHOUT LIMITATION, THE FOLLOWING "MARKETING PROGRAMS";
     - [ * ]

OVERVIEW
[ * ]

EXPOSURE
This feature will be present on all MyShopNow pages. The consumer exposure is similar to the unique website visits. No data yet on how many consumers actually select the Recommendations Tab.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
     - TechWave and Qwest will jointly develop the recommendation data and behavior.

QWEST RESPONSIBILITIES
     - Qwest will approve the creative and customer presentation of the Recommendation Program, as it relates to Qwest services.
     - Qwest is responsible for communicating offer changes to TechWave.

TECHWAVE RESPONSIBILITIES
     - TechWave will send a confirmation e-mail to each customer that signs up with Qwest service. This e-mail will contain the TPV information so the customer can call and verify their order in those states where applicable.
     - TechWave will place Qwest branding in accordance with the website advertising discussed later in this marketing plan.
     - TechWave is responsible for the technical implementation of this program.
     - TechWave will send activity reports to Qwest indicating program performance.
     - TechWave will include Qwest products in any expansion of the Recommendation engine (i.e. to ShopNow, e-mail vehicles, etc.)

Below is an example of the Recommendation presentation concept consistent with the general and agreed upon co-branding and joint marketing approach


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

[GRAPHIC]






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

WEBSITE ADVERTISING PROGRAMS

LOI LANGUAGE
TECHWAVE WOULD CREATE AND MAINTAIN, WITHOUT LIMITATION, THE FOLLOWING "MARKETING PROGRAMS";
     - A BANNER ADVERTISING CAMPAIGN ON ITS SHOPNOW.COM SITE AS WELL AS ALL OTHER APPLICABLE TECHWAVE SITES PROMOTING THE QWEST SERVICES AND ALLOWING FOR A HYPERLINK TO THE QWEST PAGE;
     - AN ANIMATED BANNER AD (SIMILAR TO POP-UP AD'S(2) CAMPAIGN THAT WOULD ALLOW FOR THE USE OF TECHWAVE'S NEW PROGRAM SOFTWARE PLATFORM THAT WOULD BE IMPLEMENTED WITHIN 120 DAYS, THAT WOULD COMMUNICATE A QWEST OFFERING TO CONSUMERS WHO ARE SHOPPING ON THE SHOPNOW.COM SITE AS WELL AS ALL OTHER APPLICABLE SITES CONTROLLED BY TECHWAVE;
     - [ * ]

TECHWAVE WOULD ADDITIONALLY PROVIDE QWEST WITH THE FOLLOWING SERVICES, AND BRANDING;
     - PROVIDE PERMANENT QWEST BRANDING DURING THE TERM OF THE AGREEMENT ON THE FRONT PAGES OF SHOPNOW.COM (ANCHOR BRAND), BUYSOFTWARE.COM (PERMANENT LINK) AND PERSONAL STORES (PERMANENT SPONSOR);
     - PLACE "POWERED BY QWEST" LOGOS, ON ALL TECHWAVE PAGES THAT THEY CONTROL, AND MAKE THEM ACTIVE HYPERLINKS TO THE QWEST COMMUNICATIONS STORE;

OVERVIEW
The Qwest/TechWave agreement will provide for aggressive joint marketing and website banner/button and offer advertising. In addition to advertising on the TechWave sites, Qwest will receive impressions with TechWave's advertising partners. Qwest will also receive prominent logo placement on TechWave pages.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
     - TechWave and Qwest will develop a Service Level agreement regarding advertising changes, as well as the related communication processes.
     - Qwest will have prominent and permanent banner/button visibility on the front pages of ShopNow/MyShopNow/BuySoftware websites (anchor buttons).
     - A "Powered by Qwest" logo will appear on each page next to the TechWave logo. This logo will link to the QCC.
     - The cost of external impressions is not funded by the Coop program as are the other marketing vehicles.

--------------------------------
[ * ]
------------------------------------------------------------------------------
                                                                       Page 20
                                                       Revised: April 13, 1999

                     * CONFIDENTIAL TREATMENT REQUESTED.

     - Animated logos are discouraged on the TechWave site, however some amount of animation on the anchor buttons is acceptable. [ * ]
     - Qwest and TechWave will develop and determine the timing of a joint press release (most likely when the site functionality is available).

QWEST RESPONSIBILITIES
     - Qwest will be the exclusive carrier (as defined in the contract) in the Telecommunications Category.
     - Qwest will provide all necessary artwork and banner advertisements.
     - Qwest will approve of all banner ads and Qwest branding as it related to presentation of Qwest services and company logo.
     - Qwest will supply keywords to TechWave for Product Search functions.

TECHWAVE RESPONSIBILITIES
     - TechWave will send a confirmation e-mail to each customer that signs up with Qwest service. This e-mail will contain the TPV information so the customer can call and verify their order in those states where applicable.
     - TechWave will maintain hyperlinks and ensuring the banner links to the correct web pages.
     - TechWave will place "Powered by Qwest" logos on all pages where they main copy privileges.
     - TechWave will place anchor banner/buttons for the QCC on the front pages of ShopNow/MyShopNow/BuySoftware.
     - TechWave will place Qwest as the top merchant in the communications category.
     - TechWave will send activity reports to Qwest results of each each ad..
     - TechWave will test banner advertising on the front pages of its sites, but if results suffer this method of advertising will be revisited (note: these banner ads are not the permanent buttons/logos mentioned above).

Below are examples of the co-branding components consistent with the general and agreed upon co-branding and joint marketing approach.

[GRAPHIC]

                     * CONFIDENTIAL TREATMENT REQUESTED.

[GRAPHIC]










------------------------------------------------------------------------------
                                                                       Page 22
                                                       Revised: April 13, 1999

E-MAIL PROGRAMS

ELECTRONIC RECEIPT PROGRAM

LOI LANGUAGE
TECHWAVE WOULD CREATE AND MAINTAIN, WITHOUT LIMITATION, THE FOLLOWING "MARKETING PROGRAMS";

       - AN "ELECTRONIC  RECEIPT PROGRAM" WHEREBY IT WOULD SEND
         CUSTOMERS WHO BUY PRODUCTS/SERVICES FROM ITS SITE, ELECTRONIC CONFIRMATION OF THEIR TRANSACTION AND SUCH CONFIRMATION OR "RECEIPT" WOULD CONTAIN A QWEST SERVICE OFFERING;

TECHWAVE WOULD ADDITIONALLY PROVIDE QWEST WITH THE FOLLOWING SERVICES, AND BRANDING;

       - SEND ELECTRONIC SALES CONFIRMATION TO CONSUMERS WHO WOULD SIGN UP FOR QWEST SERVICE THROUGH THE TECHWAVE SITE;

OVERVIEW
The Electronic Receipt Program (E-Receipt) further strengthens the Qwest/TechWave alliance by attaching a Qwest offer to each E-mail receipt that goes out to recent purchasers as part of the TechWave Order Confirmation process.

EXPOSURE
This offer is present on each e-mail confirmation receipt.
[ * ]
ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
        - Qwest and TechWave are responsible for offer creation and maintenance.

        - The hypertext link embedded in the E-Receipt would send the customer to the QCC or to the offer/product page.

        - There are minor restrictions on this program for certain TechWave partners.

QWEST RESPONSIBILITIES
        - Qwest will approve the copy presentation of the E-Receipt Program as it relates to the Qwest offer.

TECHWAVE RESPONSIBILITIES
        - TechWave will send a confirmation e-mail to each customer that signs up with Qwest service. This e-mail will contain the TPV information so the customer can call and verify their order in those states where applicable.

        - TechWave will attach a Qwest offer at the end of each E-mail receipt that it sends to buyers on ShopNow/MyShopNow/BuySoftware websites.

        - TechWave is responsible for all e-mailing activities.

        - TechWave is responsible for the technical implementation of this program

        - TechWave is responsible for ensuring the E Mail receipts link to the correct section of the QCC or product/offer LOA page.


--------------------------------------------------------------------------------
                                                                         Page 23
                                                         Revised: April 13, 1999

                     * CONFIDENTIAL TREATMENT REQUESTED.

        - TechWave to identify any communication restrictions of Qwest offers to certain merchant customers.

        - TechWave will send activity reports to Qwest indicating how many numbers are being driven back to the QCC/product page by the program, and how many are completing an order form.

Below are examples of the E-mail receipt program consistent with the general and agreed upon co-branding and joint marketing approach.



                                  [Chart]















CONTINUED ON NEXT PAGE
--------------------------------------------------------------------------------
                                                                         Page 24
                                                         Revised: April 13, 1999

                                        [Chart]













--------------------------------------------------------------------------------
                                                                         Page 25
                                                         Revised: April 13, 1999

ONLINE DIRECT MAIL PROGRAM

LOI LANGUAGE
TECHWAVE WOULD CREATE AND MAINTAIN, WITHOUT LIMITATION, THE FOLLOWING "MARKETING PROGRAMS";

        - AN "ONLINE DIRECT MAIL" CAMPAIGN, WHEREBY IT WOULD, ON A MONTHLY BASIS, SEND AN HTML E-MAIL TO ALL OF ITS CUSTOMERS (SHOPNOW.COM, PERSONAL STORES AND TRY AND BUY SOFTWARE PROGRAM CUSTOMERS) PROMOTING THE QWEST SERVICES AND AVAILABILITY OF THE SERVICES WITH THE INTENT TO SOLICIT CUSTOMERS FOR QWEST;

OVERVIEW
The Online Direct Mail Program is a monthly e-mail touch of each TechWave customer. The program reinforces the Qwest/TechWave alliance by trumpeting the availability of Qwest services on TechWave websites. Each marketing offer will be updated and will serve as a call to action to revisit the TechWave shopping sites.

EXPOSURE
This offer is presented monthly to each customer in the TechWave database. Currently TechWave has 1.2 Million customers who will participate initially and will be ramping this program up.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
        - The hypertext link embedded in the monthly e-mail directs the customer to the QCC to obtain the offer/product.

        - Qwest and TechWave are responsible for offer creation and maintenance.

        - The physical appearance of the program is similar to the E-mail receipt program.

        - Qwest offers will appear with other offerings in the mailing (i.e. the e-mail will not be a solo Qwest offer).

        - There is a 7 day turnaround time to insert new offers (specific copy changes). New product/page design may take longer.

QWEST RESPONSIBILITIES
        - Qwest will approve the copy presentation of the Direct E-mail program as it relates to the Qwest offer.

        - At a future date, and to the extent that Qwest has the ability to scrub data lists based on email addresses, Qwest and TechWave will address the need the Qwest to scrub database lists to filter current Qwest customers.

TECHWAVE RESPONSIBILITIES
        - TechWave is responsible for the technical implementation of this program and facilitating the e-mail delivery.

        - TechWave is responsible for maintaining hyperlinks and ensuring the E-mails link to the correct section of QCC.

        - TechWave will send mailing reports to Qwest indicating program performance.


--------------------------------------------------------------------------------
                                                                         Page 26
                                                         Revised: April 13, 1999

OTHER CONSUMER PROGRAMS

QUANTUM CLUB PROGRAM

LOI LANGUAGE
   - QWEST WOULD PROVIDE TECHWAVE WITH THE FOLLOWING SERVICES, AND BRANDING;
        - QWEST WOULD WORK WITH TECHWAVE TO IDENTIFY QUANTUM CLUB OPPORTUNITIES FOR THE CO-MARKETING OF TECHWAVE SERVICES AS A PREMIUM OFFER FOR QWEST., QUANTUM CLUB MEMBERS, SUBJECT TO OTHER CONSIDERATIONS BY
          BOTH PARTIES;

OVERVIEW
By creating joint marketing programs within the Qwest Quantum Club, both TechWave and Qwest can enjoy and leverage retention aspects of the Quantum club and related cross-related offers.

EXPOSURE
The majority of Quantum club members and TechWave customers would receive information about any eventual joint marketing programs that utilize the Quantum club reward system. Parameters around the exposure will be determined by both parties after meetings with the Qwest Retention Team to define possible programs.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
        - Qwest and TechWave will hold subsequent marketing meetings to develop and explore co-marketing programs that take advantage of the Quantum club system.

QWEST RESPONSIBILITIES
        - Qwest will arrange a meeting to discuss the Quantum Club with TechWave no more than 90 days after the launch of the Qwest/TechWave programs.

TECHWAVE RESPONSIBILITIES
        - TechWave will provide the initial "concepts" for integration of the Quantum Club into the TechWave shopping environment.

INBOUND PROGRAM

LOI LANGUAGE
        - NONE

OVERVIEW
Qwest and TechWave will create calling programs on inbound customer service or informational calls. A Qwest offer upsell would be presented to TechWave customers that call in to the TechWave service center.


--------------------------------------------------------------------------------
                                                                         Page 27
                                                         Revised: April 13, 1999

EXPOSURE
The exact opportunity to attach Qwest offers to inbound calls is being determined by TechWave.


ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
        - Qwest and TechWave jointly develop the inbound call offer to TechWave customers.

        - Qwest and TechWave will have further discussions to develop the operational aspects of the program since TechWave is using a 3rd party call center.

QWEST RESPONSIBILITIES
        - Qwest will provide any training that is required for the Inbound program.

        - Qwest will accept orders via the batch record system (GBUS) if needed.

        - Qwest will assist in writing and approving the inbound sales scripts.

        - Qwest will set up the TPV process for these sales.

TECHWAVE RESPONSIBILITIES
       - TechWave will provide reporting to Qwest on program performance.

       - TechWave will train all call centers.

       - TechWave will ensure compliance with all FCC regulation regarding telemarketing.


--------------------------------------------------------------------------------
                                                                         Page 28
                                                         Revised: April 13, 1999

SOHO PROGRAMS

SOHO SURVEY PROGRAM - ONLINE

LOI LANGUAGE
TECHWAVE WOULD CREATE AND MAINTAIN, WITHOUT LIMITATION, THE FOLLOWING "MARKETING PROGRAMS";
        - DEVELOP A SOHO CUSTOMER PROFILE AND SHARE ALL RELATED SOHO DATA WITH QWEST ABOUT SOHO SHOPPERS WHO PURCHASE PRODUCTS THROUGH ITS SITES, AS WELL AS CUSTOMER FEEDBACK AND DATA ON CUSTOMERS WHO BUY QWEST BUSINESS SERVICES ONLINE;

OVERVIEW
SOHO is an emerging and important market, given the typical high spending demographic. Qwest and TechWave will explore how best to market to these customers via a survey program.

EXPOSURE
To be determined by TechWave.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
        - Qwest and TechWave will partner to gather SOHO data to better understand how to market to and capture TAF/SOHO households.

        - Qwest and TechWave will determine the profiling and survey questions.

        - Qwest and TechWave will determine the incentive for the SOHO consumer to fill out the survey (e.g. free prepaid card).

QWEST RESPONSIBILITIES
        - Qwest will be responsible for any offers needed, if applicable.

        - Qwest will provide TechWave with SOHO demographic data and profiles to help develop the survey program.

TECHWAVE RESPONSIBILITIES
        - TechWave will be responsible for the technical implementation of the program.

        - TechWave will determine the placing of the survey to garner the most positive and honest response.

        - TechWave will recommend the operational and marketing plan for the program.

        - TechWave will communicate to Qwest the frequency of the survey (i.e. how long it will run for).

        - TechWave will share the results of the survey with Qwest.

--------------------------------------------------------------------------------
                                                                         Page 29
                                                         Revised: April 13, 1999

SOHO TRADESHOW PROGRAM

LOI LANGUAGE
TECHWAVE WOULD CREATE AND MAINTAIN, WITHOUT LIMITATION, THE FOLLOWING "MARKETING PROGRAMS";
        - A NATIONAL TRADESHOW/SEMINAR CAMPAIGN ON E-COMMERCE FOR THE SOHO MARKET PLACE WHERE QWEST WOULD BE THE FEATURED PROVIDER OF TELCO SERVICES FOR THE SOHO MARKET PLACE AND QWEST WOULD HAVE THE OPTION TO PARTICIPATE IN SUCH CAMPAIGN TO PROMOTE ITS SERVICES;

OVERVIEW
Qwest will have the opportunity to partner with TechWave to promote Qwest technology and services as a simplified answer to the growing SOHO marketplace. Qwest would be the featured communications company in such a "road show."

EXPOSURE
To be determined by TechWave.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
        - Qwest and TechWave will jointly target and develop a plan to participate in a SOHO tradeshow.

        - Qwest and TechWave agree to set an exploratory meeting to develop and determine a SOHO tradeshow program within 90 days of contract signature.

QWEST RESPONSIBILITIES
        - TBD

TECHWAVE RESPONSIBILITIES
        - TBD











--------------------------------------------------------------------------------
                                                                         Page 30
                                                         Revised: April 13, 1999

SOHO MERCHANT CENTER - ONLINE

LOI LANGUAGE
     - NONE

OVERVIEW
Q.biz and SOHO products can be leveraged in the Merchant Center of the ShopNow site. This page is directed at merchants and potential merchants interested in expanding their e-commerce and SOHO relationship with TechWave.


EXPOSURE
To be determined by TechWave.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
     - Qwest and TechWave will work together to craft integrated SOHO offers utilizing the Q.biz product.
     - Both companies agree to meet and develop a plan for the merchant center within 30 days of contract signature.

QWEST RESPONSIBILITIES
     - Qwest will provide product information and demographics to assist TechWave in the bundling of offers.
     - Qwest is responsible for offer review and approval as it relates to the presentation of Q.biz and Qwest services.
     - Qwest will provide rate information and competitive information for TechWave customer education and rate analysis.
     - Qwest will handle all OE call backs to customers.

TECHWAVE RESPONSIBILITES
     - TechWave will be responsible for the technical implementation of the program.
     - TechWave will determine the placing of the Q.biz product into the Merchant center offerings.
     - TechWave will provide reports to Qwest on the program performance.


-------------------------------------------------------------------------------
                                                                        Page 31
                                                        Revised: April 13, 1999

DISTRIBUTOR PROGRAMS

DISTRIBUTOR PROGRAM - TECHWAVE SALES FORCE

LOI LANGUAGE
     - DISTRIBUTOR - TECHWAVE ACTS AS THE SELLING AGENT AND COMPLETES THE END TO END TRANSACTION...

OVERVIEW
TechWave will integrate Qwest business products such as IP products (dedicated internet access, for example) and Q.guarantee into its product portfolio, allowing the TechWave sales staff (Professional Services) to sell complete communication solutions in addition to the TechWave services and products. The targets for those products are those accounts with complex business communication needs, and/or those accounts that generate greater than [ * ] in billable revenue.

EXPOSURE
Qwest products will be exposed to new and exisitng TechWave accounts at TechWave's discretion.

ROLES/RESPONSIBILITIES/PROGRAM ASPECTS

JOINT RESPONSIBILITIES/PROGRAM ASPECTS
     - Qwest and TechWave will work together on larger, strategic accounts where extra technical support is needed, or there are relationship cross-over issues.
     - TechWave will need a program coordinator to support the TechWave sales staff.

QWEST RESPONSIBILITIES
     - Qwest will provide all training and collateral support.
     - Qwest will provide (via its Seattle sales office) technical and account support, including e-mail Q&A, cost analysis coaching, Q.partner website support (product presentations, subagent ID assignment, special pricing requests, collateral ordering, etc.).
     - Qwest will handle and track all orders and commissions.
     - Qwest will provide TechWave a list of accounts that cannot be handled by Qwest distributors.
     - Qwest to provide list of top selling products to TechWave so that they can focus on maximizing their initial sales potential.

TECHWAVE RESPONSIBILITIES
     - TechWave will ensure that its entire sales staff is trained in the Qwest business services.
     - TechWave handled all order entry.
     - TechWave will use the Qwest resources as their first line of support.


-------------------------------------------------------------------------------
                                                                        Page 32
                                                        Revised: April 13, 1999

                     * CONFIDENTIAL TREATMENT REQUESTED.

-- ADMINISTRATION PLAN

IMPLEMENTATION, CONTACTS, TEAM COORDINATION...
-------------------------------------------------------------------------------


CONTACTS
-------------------------------------------------------------------------------
NAME               COMPANY      NUMBER            ROLE
-------------------------------------------------------------------------------
John Trobough      Qwest        303-992-1567      Sponsor
-------------------------------------------------------------------------------
CHARLIE HERRIN     QWEST        800-386-1230      PROGRAM MANAGEMENT
-------------------------------------------------------------------------------
Jeff Grant         Qwest        303-992-5142      Business Affinity Sponsor
-------------------------------------------------------------------------------
Sandy Spencer      Qwest        303-992-5164      Business Distributor Sponsor
-------------------------------------------------------------------------------
Rick Miller        Qwest        614-798-6473      Counsel
-------------------------------------------------------------------------------
Scott Nicholls     Qwest        703-363-4866      Regulatory Counsel
-------------------------------------------------------------------------------
Othniel Palamino   TechWave     888-223-1996      EVP, TechWave Sponsor
-------------------------------------------------------------------------------
Alan Koslow        TechWave     888-223-1996      EVP, Finance/Counsel
-------------------------------------------------------------------------------
Peter Wenzel       TechWave     888-223-1996      Counsel
-------------------------------------------------------------------------------
BILL BASSETT       TECHWAVE     888-223-1996      PROGRAM MANAGEMENT
-------------------------------------------------------------------------------
Chris Noble        TechWave     888-223-1996      Marketing
-------------------------------------------------------------------------------
Joe Arcinega       TechWave     888-223-1996      Operations
-------------------------------------------------------------------------------
Val Sanford        TechWave     888-223-1996      Merchant Services
-------------------------------------------------------------------------------
Brian              TechWave     888-223-1996      Professional Services
-------------------------------------------------------------------------------
Dan Happ           WGI          815-337-4404      Consultant
-------------------------------------------------------------------------------


TEAM COORDINATION/STRUCTURE

Both Qwest and TechWave will have dedicated account managers for the project. They will be responsible for all issues on the account and ensuring that each issue is addresed by the various business units. They will establish a regular schedule of meetings.

CHANGE REQUEST PROCESS

The Qwest account manager will initiate any changes via the TechWave forms. These are signed and faxed to TechWave. TechWave will e-mail a confirmation receipt. There is a 7 day turnaround for minimal changes.

The TechWave account manager will review the request for feasibility and will begin working with the necessary groups (engineering, marketing, etc.). The change will be accepted or returned for further discussion. Once accepted, a project plan will be sent to Qwest.

INDOCTRINATION

Qwest will provide TechWave with adequate industry materials and training to shorten the "ramp time" for selling and marketing communication products (e.g. Glossary). Qwest will also investigate whether TechWave could participate in Qwest new employee training or similar derivatives to understand the Qwest culture.


-------------------------------------------------------------------------------
                                                                        Page 33
                                                        Revised: April 13, 1999

                                                                    EXHIBIT 4(e)


       "QWEST'S POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION"

ADVISORY TO ALL REPRESENTATIVES SELLING QWEST COMMUNICATION CORPORATION'S
                                 SERVICES:

All Representatives/Distributors selling Qwest long distance service must carefully read the contents of this document. It will explain Qwest's policies and procedures for the sale of Qwest long distance services. The purpose of this document is to explain what can cause unauthorized switching of a customer, the importance of preventing such switching, and the seriousness of the matter to Qwest, its authorized Representatives, and their independent distributors. This document includes an "Acknowledgment" that must be read, signed, and returned to the Representative/Distributor by each individual selling Qwest services. Representatives/Distributors must make a signed copy of this document available to Qwest, upon request.

A. COMMON CAUSES OF SLAMMING:
- Incorrect telephone number submitted on the Letter of Authorization or "LOA" - means that incorrect telephone number is switched without the customer's written consent.
- The submitted LOA is illegible and directly causes the person that keys the order into the system to enter the wrong name and/or phone number.
- The person who "authorized" switching carriers really didn't have the authority to make the switch. Sometimes receptionists, secretaries or assistants authorize a switch to qualify for some sort of premium or other inducement.
- A simple misunderstanding when one partner doesn't tell the other partner or accounts payable personnel about selecting a new long distance service. This is especially true when it is the other person who reviews or pays the bills. The bill-paying partner or accounts payable representative sees a new long distance carrier name and thinks something is wrong. Please ask your customers to inform the appropriate persons within the company about changing long distance carriers.
- Signing someone up just to "get the sale" or reach a qualification or commission level.
- Signing someone up, without the customer's knowledge, as a result of spending a lot of time with a company decision-maker and assuming that the person would be satisfied with Qwest service for the company.

B. EFFECTS OF SLAMMING:
-  It is illegal and will not be tolerated by Qwest!
- Creates a bad image and adversely affects Qwest's and the Sales Agent/Distributor's reputation.
-  Takes time to investigate and correct.
-  If we can get information verified (correct), it will save on:
      1. Order rejects
      2. Returned mail
      3. Time to process valid and accurate orders.

-  Frustrating experience for the company that was slammed.
- Usually the local telephone company levies a charge to make the initial switch to Qwest and then charges again to switch the affected customer back to the original long distance company. Qwest and then the distributor and its sales agents are billed for these costs. These Qwest charges will probably be billed by distributors to their sales agent. This leads to serious consequences for the agent, including termination of the sales agent relationship with Qwest.

QWEST AS WELL AS FEDERAL, STATE, AND LOCAL REGULATORY AGENCIES VIEW "SLAMMING" AS A VERY SERIOUS PROBLEM. THE FCC CAN IMPOSE SIGNIFICANT FINES ON A PER VIOLATION BASIS.

C. HOW CAN A REPRESENTATIVE/DISTRIBUTOR PROTECT AGAINST SLAMMING:

                                                                    EXHIBIT 4(e)

- You are strongly encouraged to verify information against each new customer's actual telephone bill for each LOA.
- The person signing the LOA should be a person with authority to act on behalf of the company. It is essential that the person signing the LOA has authority to change long distance carriers. NOTE THAT RECEPTIONISTS, SECRETARIES AND ASSISTANTS TYPICALLY DO NOT HAVE THE AUTHORITY TO CHANGE LONG DISTANCE CARRIERS FOR THE COMPANY. If the person signing the LOA is different from the person with the actual authority to do so, you should attempt to contact the other person. While this policy might jeopardize some sales orders, it should give you a chance to retain sales by demonstrating your concern and professionalism.
- Take your time. Review the LOA for accuracy and legibility, especially the telephone number. Confirm the person's telephone number.
-  NEVER sign someone else's name on an LOA or any other document!
-  Don't force a sale that is not there.

                                                                    EXHIBIT 4(e)

                                ACKNOWLEDGEMENT

THIS WILL VERIFY THAT I HAVE RECEIVED, READ, UNDERSTAND, AND WILL COMPLY WITH THE DOCUMENT ENTITLED "QWEST'S POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION". I FULLY UNDERSTAND AND APPRECIATE MY OBLIGATIONS AS AN QWEST SALES AGENT OR INDEPENDENT CONTRACTOR NOT TO ENGAGE IN OR FACILITATE THE PRACTICE OF "SLAMMING" CUSTOMERS. I UNDERSTAND THAT QWEST WILL NOT TOLERATE FURTHER OCCURRENCES OF "SLAMMING", AND THAT QWEST WILL TAKE WHATEVER ACTIONS ARE NECESSARY TO PROTECT AGAINST SLAMMING INCLUDING, WITHOUT LIMITATION, TERMINATION OF THE SALES AGENT RELATIONSHIP AND ENFORCEMENT OF ALL APPLICABLE LEGAL RIGHTS AND REMEDIES.




---------------------------------------------------------------------
SIGNATURE OF REPRESENTATIVE SELLING QWEST LONG DISTANCE

DATE
    -------------------------


-------------------------------------------------------
PRINT NAME
HOME PHONE NUMBER
                 --------------------------------------


-------------------------------------------------------
PRINT NAME OF COMPANY


CHANNEL CODE
            ----------------------
ORGANIZATION CODE
                 -----------------

                                                                    EXHIBIT 4(e)

                          ACKNOWLEDGMENT BY SALES AGENT

THIS WILL VERIFY THAT ON BEHALF OF                            , I HAVE
                                   ---------------------------
RECEIVED, READ, UNDERSTAND, AND WILL DISTRIBUTE THE DOCUMENT ENTITLED
"QWEST'S POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION" TO THE INDIVIDUALS RESPONSIBLE FOR SELLING QWEST INTERNATIONAL LONG DISTANCE
SERVICE. WE FULLY UNDERSTAND AND APPRECIATE OUR OBLIGATIONS AS AN QWEST SALES AGENT NOT TO ENGAGE IN OR FACILITATE THE PRACTICE OF "SLAMMING" CUSTOMERS. WE UNDERSTAND THAT QWEST WILL NOT TOLERATE FURTHER OCCURRENCES OF "SLAMMING", AND THAT QWEST WILL TAKE WHATEVER ACTIONS ARE NECESSARY TO PROTECT AGAINST SLAMMING INCLUDING, WITHOUT LIMIATION, TERMINATION OF THE SALES AGENT RELATIONSHIP AND ENFORCEMENT OF ALL APPLICABLE LEGAL RIGHTS AND REMEDIES.


                                                   Date
--------------------------------------------           --------------
SIGNATURE OF REPRESENTATIVE


-------------------------------------------
PRINT NAME

BUSINESS PHONE NUMBER
                     ----------------------


-------------------------------------------
PRINT NAME OF COMPANY


CHANNEL CODE
            --------------------------
ORGANIZATION CODE
                 ---------------------


PLEASE REMIT THIS FORM WITHIN FOURTEEN DAYS OF RECEIPT TO: QWEST
COMMUNICATIONS CORPORATION, 4650 LAKEHURST COURT, DUBLIN, OHIO  43106, ATTN:
LEGAL DEPT.
SIGNATURE OF REPRESENTATIVE FOR                                          .
                               ------------------------------------------